MARCUM
ACCOUNTANTS ▲ ADVISORS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the incorporation by reference in the Registration Statement of American Battery Technology Company on Form S-8 of our report dated October 13, 2021, with respect to our audit of the consolidated financial statements of American Battery Technology Company as of June 30, 2021 and for the year ended June 30, 2021, which report is included in this Annual Report on Form 10-K of American Battery Technology Company for the year ended June 30, 2021.

Marcum LLP

Marcum LLP
Costa Mesa
April 20, 2022